UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Coty Inc. (NYSE: COTY) (“Coty”) today announced the resignation of Patrice de Talhouët, Executive Vice President and Global Chief Financial Officer of Coty. Mr. de Talhouët will remain CFO through mid September 2018 and assist with transition thereafter. Coty will retain an executive search firm to conduct a search for a successor.

Coty also announced today the appointment of Ayesha Zafar, Coty’s Senior Vice President, Group Controller, as interim Chief Financial Officer, effective September 15, 2018. Ms. Zafar, age 61, has served as Senior Vice President, Group Controller since May 2016. In this position, Ms. Zafar is Coty’s principal accounting officer and is responsible for Coty’s accounting operations and financial reporting. Prior to her appointment in May 2016, Ms. Zafar served as Vice President Controller of The Hertz Corporation since January 2013 and as its Controller from March 2012 to January 2013. Ms. Zafar brings 30 years of finance experience in multinational companies across consumer goods, pharmaceuticals and publishing, including Bristol-Myers Squibb, Campbell Soup Company, PepsiCo, Inc., Readers Digest, and Colgate-Palmolive Company. Ms. Zafar is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from Excelsior College.

A copy of the press release announcing Mr. de Talhouët’s departure and Ms. Zafar’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1. A copy of the press release is also available on its website at www.investors.coty.com, under the “Investor News” tab.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press release regarding executive departure, dated August 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: August 21, 2018	By:	/s/ Greerson G. McMullen
Greerson G. McMullen
Chief Legal Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding executive departure, dated August 21, 2018